Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in The One Group Hospitality, Inc. Registration Statement on Form S-3 filed November 10, 2021 of our report dated March 19, 2021, relating to the 2020 consolidated financial statements that appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Boulder, Colorado

November 10, 2021